                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 12, 2003


                         HERITAGE PROPANE PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


         DELAWARE                        1-11727                 73-1493906
(State or other jurisdiction     (Commission file number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


            8801 SOUTH YALE AVENUE, SUITE 310, TULSA, OKLAHOMA 74137
             (Address of principal executive offices and zip code)


                                 (918) 492-7272
              (Registrant's telephone number, including area code)


ITEM 9.    REGULATION FD DISCLOSURE.

The Registrant is commencing an underwritten offering of its common units pursuant to an existing effective shelf registration statement. The offering is expected to be in the range of $35 million to $50 million. The Registrant intends to use the net proceeds from this offering to repay a portion of existing indebtedness. Any offering is subject to market and other conditions, and the Registrant may change the number of common units offered or the timing of the offering or decide not to proceed with the offering. This current report on Form 8-K does not constitute an offer for sale of any securities of the Registrant. The offer is being made only through the prospectus supplement and accompanying prospectus.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         DATED:  May 12, 2003.

                          HERITAGE PROPANE PARTNERS, L.P.

                               By:   U.S. Propane, L.P.
                                     (General Partner)
                               By:   U.S. Propane, L.L.C.
                                     (General Partner)
                               By:      s/   Michael L. Greenwood
                                   ------------------------------------------
                                             Michael L. Greenwood
                                   Vice President and Chief Financial Officer